     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1997
                                                     REGISTRATION NO. 333-______
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                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                               --------------------------
                                        FORM S-8
                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933

                               --------------------------
                      CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
                 (Exact name of Registrant as specified in its charter)

                               --------------------------

              DELAWARE                                     06-1097006
    (State or other jurisdiction of    (I.R.S. Employer Identification No.)
    incorporation or organization)

851 IRWIN STREET, SUITE 200, SAN RAFAEL, CALIFORNIA        94901
    (Address of Principal Executive Offices)             (Zip Code)

             CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC. STOCK OPTION PLAN
                                    NON-PLAN OPTIONS
                                (Full title of the plans)

                                    RICHARD A. NIGLIO
                      CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
                               851 IRWIN STREET, SUITE 200
                              SAN RAFAEL, CALIFORNIA  94901
                         (Name and address of agent for service)
                                     (415) 257-4200
              (Telephone number, including area code, of agent for service)


                           -----------------------------------



                                                       CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE         AMOUNT TO BE             OFFERING            AGGREGATE OFFERING       AMOUNT OF
    REGISTERED                     REGISTERED          PRICE PER UNIT                PRICE          REGISTRATION FEE
Common Stock, par value
    $.01 per share                772,464 shares (1)       $4.90 (2)                $3,785,074          $1,146.99
Common Stock, par value
    $.01 per share                 27,536 shares (3)       $7.69 (4)                $  211,683          $   64.15
Common Stock, par value
    $.01 per share                 83,626 shares (5)       $5.42 (6)                $  453,253          $  137.35

                                                                                        TOTAL:          $1,348.49


(1) Constitutes shares issuable upon exercise of options previously granted under the Children's Discovery Centers of America, Inc. Stock Option Plan.

(2) Represents the weighted average of the exercise prices of the options referred to in (1) above.

(3) Constitutes the remainder of shares available for future grants of options under the Stock Option Plan.

(4) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, using the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on September 11, 1997.

(5) Constitutes shares issuable upon exercise of options previously granted to employees and consultants outside the Stock Option Plan.

(6) Represents the weighted average of the exercise prices of options referred to in (5) above.

                                    EXPLANATORY NOTE


    The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Children's Discovery Centers of America, Inc. Stock Option Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), such documents are not being filed with the Commission as part of this Registration Statement. The foregoing documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. There is also included as part of
Part I of this Registration Statement a Reoffer Prospectus relating to the reoffer and resale of 581,337 shares of the Company's Common Stock as permitted by General Instruction C of Form S-8.

                      CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.

                                 CROSS REFERENCE SHEET




ITEM AND CAPTION                                      PROSPECTUS CAPTION

1.  Forepart of Registration Statement and Outside
    Front Cover Page of Prospectus. . . . . . . . . . Front Cover Page

2.  Inside Front and Outside Back Cover Pages
    of Prospectus . . . . . . . . . . . . . . . . . . Table of Contents;
                                                      Available Information;
                                                      Documents Incorporated by
                                                      Reference

3.  Summary Information, Risk Factors and Ratio of
    Earnings to Fixed Charges . . . . . . . . . . . . Prospectus Summary; Risk
                                                      Factors

4.  Use of Proceeds . . . . . . . . . . . . . . . . . Use of Proceeds

5.  Determination of Offering Price . . . . . . . . . *

6.  Dilution. . . . . . . . . . . . . . . . . . . . . *

7.  Selling Security Holders. . . . . . . . . . . . . Selling Stockholders

8.  Plan of Distribution. . . . . . . . . . . . . . . Plan of Distribution

9.  Description of Securities to be Registered. . . . Incorporation of Certain
                                                      Documents by Reference

10. Interests of Named Experts and Counsel. . . . . . Experts; Legal Matters

11. Material Changes. . . . . . . . . . . . . . . . . *

12. Incorporation of Certain Information by
    Reference . . . . . . . . . . . . . . . . . . . . Incorporation of Certain
                                                      Documents by Reference

13. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities. . Disclosure of Commission
                                                      Position on
                                                      Indemnification for
                                                      Securities Act
                                                      Liabilities


-------------------
* Not Applicable

PROSPECTUS

                                     581,337 Shares

                      CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.

                                      Common Stock
                               (Par Value $.01 Per Share)


    This Prospectus relates to the sale of up to 581,337 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Children's Discovery Centers of America, Inc. (the "Company" or "CDC") to be sold from time to time for the account of certain stockholders of the Company (the "Selling Stockholders") who may be deemed to be affiliates of the Company, or by pledgees, donees, transferees or other successors in interest of the Selling Stockholders. See "Selling Stockholders." The Shares are issuable to the Selling Stockholders upon exercise, if any, of options granted pursuant to the Children's Discovery Centers of America, Inc. Stock Option Plan (the "Stock Option Plan") and options issued other than pursuant to the Stock Option Plan. This Prospectus relates to the reoffer and resale of such Shares by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest thereof. As none of the Selling Stockholders have advised the Company whether or not such he or she has any current intention of exercising any such options or of selling any of the Shares in the event of such exercise, the Company is unable to predict whether or when any of the Selling Stockholders will determine to exercise his or her options and, in the event of such exercise, proceed with the sale of the Shares, as such determination will be made solely at the discretion of each Selling Stockholder. All proceeds from any sales of such Shares will inure to the benefit of the Selling Stockholders. The Company will not receive any of the proceeds from the sale of any Shares, but will receive funds upon exercise of the options at the time of exercise, which funds will be used for working capital purposes.

    The Shares may be offered by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest thereof, from time to time, in transactions (which may include block transactions) on the Nasdaq National Market, the over-the-counter market, in private sales or negotiated transactions, through the writing of options on Shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. See "Selling Stockholders" and "Plan of Distribution".

    The Company has agreed to bear all out-of-pocket expenses (other than selling discounts and commissions) in connection with the registration of all of the Shares which may be offered by the Selling Stockholders, estimated to be approximately $12,000.

    The Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is traded on the Nasdaq National Market under the trading symbol "CDCR". The last reported sale price per share of the Common Stock on Nasdaq National Market on September 11, 1997 was $7.75.

THE SECURITIES WHICH MAY BE OFFERED HEREBY ARE SUBJECT TO CERTAIN RISKS WHICH SHOULD BE CAREFULLY CONSIDERED BY POTENTIAL INVESTORS.
                        SEE "RISK FACTORS" (COMMENCING ON PAGE 4).

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
               AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
                      THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                           ANY REPRESENTATION TO THE CONTRARY
                                 IS A CRIMINAL OFFENSE.



                   The date of this Prospectus is September 15, 1997.

                                  AVAILABLE INFORMATION

    This Prospectus constitutes a part of a Registration Statement on Form S-8 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to this Prospectus.

    The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                           DOCUMENTS INCORPORATED BY REFERENCE

    The Company hereby incorporates by reference into this Prospectus the following documents filed with the Commission:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;

    (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 31, 1997;

    (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 27, 1986, as amended by Amendment No. 1 dated March 28, 1994 and by any further amendments or reports filed for the purpose of updating such description; and

    (e)  All other reports and other documents filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

    All reports and other documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities which may be offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such reports and other documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company hereby undertakes to provide without charge to each person, including any beneficial owner of Common Stock, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above that have been or may be incorporated by reference in this Prospectus, except that exhibits to such document shall not be provided unless they are specifically incorporated by reference into such documents. Requests for such copies of any document should be directed to Mr. Frank A. Devine, Secretary, Children's Discovery Centers of America, Inc., 851 Irwin Street, Suite 200, San Rafael, California 94901, telephone number (415) 257-4200.

                                   PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

THE COMPANY

    Children's Discovery Centers of America, Inc. ("the Company") is the fourth largest operator of pre-schools in the United States, providing educational services for children of both pre-school and elementary school age. As of December 31, 1996, the Company operated 248 pre-schools in 22 states and the District of Columbia, with an aggregate licensed capacity of approximately 24,500 children. The Company provides programs to children primarily between 2 1/2 and six years of age, as well as after school programs for school age children and infant care. The Company's school age programs include private elementary programs for children in kindergarten through sixth grade, before and after school programs and summer camps.

THE OFFERING

    Number of Shares Offered by
     the Selling Stockholders                         581,337

    Shares Outstanding Prior to
      the Sale of any Shares
      by Selling Stockholders                       6,306,958

    Shares Outstanding After
      the Sale of Shares by Selling
      Stockholders (assuming sale
      of all Shares)                                6,888,295

    NASDAQ Symbol                                     CDCR


                                       THE COMPANY

    The Company is the fourth largest operator of pre-schools in the United States, providing educational services for children of both pre-school and elementary school age. As of December 31, 1996, the Company operated 248 pre-schools in 22 states and the District of Columbia, with an aggregate licensed capacity of approximately 24,500 children. The Company provides programs to children primarily between 2 1/2 and six years of age, as well as after school programs for school age children and infant care. The Company's school age programs include private elementary programs for children in kindergarten through sixth grade, before and after school programs and summer camps.

    The Company's strategy is to grow through acquiring independent, community-based pre-schools and chains, to expand in the growing employer-sponsored pre-school market and to increase programs and services in the growing school age market. In pursuit of this strategy, from the period from January 1, 1994 through December 31, 1996, the Company acquired or opened a total of 94 pre-schools (net of closings). As of December 31, 1996, 70 of the pre-schools operated by the company are operated in conjunction with employer-sponsors, either on a management contract basis or with one or more types of employer subsidies, such as tuition subsidies, free or reduced rent or through the provision of services. Also, as of December 31, 1996 the Company operated fourteen elementary schools in conjunction with twelve of its pre-schools, leased for operation two free-standing private elementary schools and also operated after school programs in nine other private schools (which are not included within the total numbers of Company centers set forth above).

    The Company's proprietary computerized system monitors the staff-to-child ratio in all its pre-schools, enabling the Company to staff efficiently in response to shifts in occupancy levels. The Company believes its "Piaget Discovery Preschool Program" differentiates from its competitors and appeals to both employer-sponsors and parents.

    The Company's principal executive offices are located at 851 Irwin Street, Suite 200, San Rafael, California 94901, and its telephone number (415) 257-4200.


                                      RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING FACTORS, AMONG OTHERS, IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE MAKING A DECISION TO INVEST IN THE COMMON STOCK OFFERED HEREBY:


GOVERNMENT REGULATION

    The child care industry is subject to various Federal, state and local government laws and regulations which may have a material impact on the Company. For example, each center must be licensed by the appropriate state and local authorities before it may begin operations and, in most jurisdictions, must renew its license periodically. Repeated failures to comply with applicable regulations can subject it to sanctions, which might include being placed on probation or, in more serious cases, suspension or revocation of the center's license to operate. To date, none of the Company's centers has ever been placed on probation or had its license suspended or revoked, and the Company believes that each of its centers is in substantial compliance with all licensing requirements. At the Federal level, the Company is subject to a number of laws and regulations affecting its business, including the Americans with Disabilities Act ("ADA"), which prohibits discrimination on the basis of disability in public accommodations and employment. While the Company believes that its centers are substantially in compliance with the requirements of the ADA and has not received any complaints concerning compliance with such requirements, the ADA has only been in effect since 1992 and, accordingly, there still is significant uncertainty concerning the full scope and impact of the statute. A determination that the Company is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants, and could require significant expenditures by the Company to bring the Company's centers into compliance with the ADA.


COMPETITION

    The child care industry is fragmented and highly competitive. In addition to competition from national chains, including some which are much larger than CDC, the Company competes with local community and church-affiliated and other non-profit child care centers, individually-owned proprietary child care centers, licensed child care homes and in-home individual child care providers. Some local nursery schools and day care centers charge less for their services than the Company charges. The Company also competes with businesses that provide child care for their employees utilizing their own personnel.


DEPENDENCE ON KEY PERSONNEL

    The success of the Company depends to a large degree upon the efforts of Richard A. Niglio, its Chairman of the Board, President and Chief Executive Officer, the loss of whose services could have an adverse effect on the business and prospects of the Company. Mr. Niglio is party to an employment agreement with the Company which expired by its terms on December 31, 1996. A new agreement is being negotiated, although there can be no assurance that the parties will agree on the terms of and enter into such an agreement. The Company does not currently maintain "key man" life insurance on the life of Mr. Niglio.

ADVERSE PUBLICITY; INSURANCE

    As a result of adverse publicity concerning reported incidents of child abuse, many operators of child care centers have had difficulty obtaining liability insurance or have been able to obtain such insurance only at substantially higher rates. There can be no assurance that such insurance premiums will not increase in the future as a consequence of conditions in the insurance business generally, or that continuing publicity with respect to child abuse will not result in the Company being unable to obtain insurance. The Company's coverage for child physical and sexual abuse claims is subject to an annual aggregate limitation of $1,000,000.


                                     USE OF PROCEEDS

    All of the Shares which may be sold pursuant to this Prospectus will be sold, from time to time, by the Selling Stockholders for their own accounts or by pledgees, donees, transferees or other successors in interest thereof. None of the proceeds from the sale of the Shares will be received by the Company but the Company will receive funds upon the exercise of the options and at the time of exercise, which funds will be used for working capital purposes.


                                  SELLING STOCKHOLDERS

    Set forth in the following table is the name of each of the Selling Stockholders, the number of shares of the Common Stock owned beneficially by each of the Selling Stockholders as of the date of this Prospectus, the number of Shares which may be offered by each of the Selling Stockholders pursuant to this Prospectus, and the amount and percentage of shares of Common Stock to be owned by each of the Selling Stockholders assuming the sale of all the Shares. The number of Shares indicated includes in each case the number of shares of Common Stock issuable upon exercise of options, whether or not such options are currently exercisable (which for purposes of this Prospectus means options that may be exercised within 60 days following the date of this Prospectus).


                         SHARES TO BE BENEFICIALLY OWNED AFTER
                             SALE OF SHARES OFFERED HEREBY

                        SHARES
                     BENEFICIALLY           SHARES BEING                       PERCENT OF
NAME                     OWNED              REGISTERED          AMOUNT         OUTSTANDING(1)
Richard A. Niglio       453,282(2)          415,282             92,900              1.5%
Elanna S. Yalow         106,331(3)          166,055             10,600              0.2%


(1) Based on 6,306,958 shares of Common Stock outstanding.

(2) Consists of 92,900 shares held by Mr. Niglio directly, 330,984 shares issuable upon exercise of options granted by the Company pursuant to the Stock Option Plan and 29,398 shares issuable upon exercise of options granted other than pursuant to the Stock Option Plan. Does not include an additional 54,900 shares issuable upon exercise options which are not currently exercisable. Mr. Niglio is Chairman, Chief Executive Officer and a director of the Company.

(3) Consists of 10,600 shares held by Ms. Yalow directly, 82,976 shares issuable upon exercise of options to purchase Common Stock granted by the Company pursuant to the Stock Option Plan and 12,755 shares issuable upon exercise of options granted other than pursuant to the Stock Option Plan. The number indicated does not include an additional 70,324 shares issuable pursuant to options to purchase Common Stock granted by the Company which are not currently exercisable. Ms. Yalow is President, Chief Operating Officer of the Company and a director of the Company.

                                  PLAN OF DISTRIBUTION

    The Shares are being registered in order to facilitate their sale from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest thereof. The Selling Stockholders may be deemed to be affiliates of the Company. The Shares are issuable to the Selling Stockholders upon exercise, if any, of options granted by the Company under the Stock Option Plan and other than pursuant to the Stock Option Plan. As none of the Selling Stockholders has advised the Company whether or not he or she has any current intention of exercising any such options or of selling any of the Shares in the event of such exercise, the Company is unable to predict whether or when any of the Selling Stockholders will determine to exercise such options and, in the event of such exercise, proceed with the sale of the Shares, as such determination will be made solely at the discretion of each Selling Stockholder. The sale of the Shares by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest thereof, may be effected, from time to time, in transactions (which may include block transactions) on the Nasdaq National Market, the over-the-counter market, in private sales or negotiated transactions, through the writing of options on Shares or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

    The Selling Stockholders and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

    All expenses incurred in connection with the registration of the Shares being offered hereby, estimated to be approximately $12,000, will be borne by the Company, except that commission expenses and brokerage fees, fees and expenses of counsel to any of the Selling Stockholders and applicable transfer taxes shall be payable individually by the Selling Stockholders.


                          DISCLOSURE OF COMMISSION POSITION ON
                     INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    Section 145 of the General Corporation Law of Delaware grants each corporation organized thereunder the power to indemnify its officers, directors, employees and agents on certain conditions against liabilities arising out of any action or proceeding to which any of them is a party by reason of being such officer, director, employee or agent. The Certificate of Incorporation also provides for the indemnification, to the fullest extent permitted by the General Corporation Law of Delaware, of such persons. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                         EXPERTS

    The financial statements included in the Company's Annual Report on Form 10-K incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                                      LEGAL MATTERS

    The validity of the Shares has been passed upon by Frank A. Devine, Esq., General Counsel to the Company.

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NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


-----------------------------------

         TABLE OF CONTENTS

                                PAGE

Available Information . . . . . . 2
Documents Incorporated by
   Reference. . . . . . . . . . . 2
Prospectus Summary. . . . . . . . 4
The Company . . . . . . . . . . . 4
Risk Factors. . . . . . . . . . . 5
Use of Proceeds . . . . . . . . . 6
Selling Stockholders. . . . . . . 6
Plan of Distribution. . . . . . . 7
Disclosure of Commission
   Position on Indemnification
   for Securities Act Liabilities 7
Experts . . . . . . . . . . . . . 8
Legal Matters . . . . . . . . . . 8


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------------------------------------------------------------------------------
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                                     581,337  SHARES





                                  CHILDREN'S DISCOVERY
                                CENTERS OF AMERICA, INC.

                                      COMMON STOCK








                                  --------------------

                                       PROSPECTUS

                                  --------------------










                                   September 15, 1997

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                         PART II
                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the Securities and Exchange Commission are incorporated into this registration statement by reference:

    (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

    (b) The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A dated March 27, 1986, as amended by Amendment No. 1 dated March 28, 1994;

    (c) All other reports filed by the Registrant pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended since December 31, 1996.

         All reports and other documents filed by the Registrant pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of each such report or other document.


Item 4.       DESCRIPTION OF SECURITIES

    Not applicable


Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

    The validity of the securities being offered hereunder has been passed upon by Frank A. Devine. Mr. Devine is Secretary and General Counsel of the Registrant.


Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of Delaware grants each corporation organized thereunder the power to indemnify its officers, directors, employees and agents on certain conditions against liabilities arising out of any action or proceeding to which any of them is a party by reason of being such officer, director, employee or agent. Section 102(b)(7) of the General Corporation Law permits a Delaware corporation, with the approval of its stockholders, to include within its Certificate of Incorporation a provision eliminating or limiting the personal liability of its directors to that corporation or its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duty of care, both in suits by or on behalf of the corporation and in actions by stockholders of the corporation.

    The Company's Certificate of Incorporation includes an Article which allows the company to take advantage of Section 102(b)(7) of the Delaware General Corporation Law. The Certificate of Incorporation also provides for the indemnification, to the fullest extent permitted by the Delaware General Corporation Law, of officers and directors of the Company against all expenses (including attorneys' fees), liabilities, judgments, fines and amounts paid in settlement, and advance to each officer and director expenses (including attorneys' fees) incurred by such officer or director in defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such expenses if it is ultimately determined that such officer or director is not entitled to be indemnified by the Company.

    The Company's By-Laws include an Article which provides that any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Company, or of any corporation in which he served as such at the request of the Company, shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action , suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer director or employee is liable for negligence or misconduct in the performance of his duties.

    The By-Laws of the Registrant provide for indemnification of its directors and officers to the full extent authorized by law.

    The Registrant has purchased $2,000,000.00 of directors and officers liability insurance coverage on a claims made basis.


Item 7.       EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable


Item 8.       EXHIBITS

    The following is a list of Exhibits required by Item 601 of Regulation S-K filed as part of this Registration Statement.

4(a) The Children's Discovery Centers of America, Inc.'s Stock Option Plan (the "Stock Option Plan")

4(b)        Form of Stock Option Agreement (Incentive Option) under the Stock
            Option Plan

4(c) Form of Stock Option Agreement (non-qualified options) under the Stock Option Agreement

4(d)(i)     Certificate of Incorporation filed on December 23, 1983, filed as
            Exhibit 3(A) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 Form 10-K"), which Exhibit is incorporated herein by reference.

4(d)(ii) Certificate of Amendment to Certificate of Incorporation filed on July 12, 1984, filed as Exhibit 3(B) to the 1994 Form 10-K, which
            Exhibit is incorporated herein by reference.

4(d)(iii)   Certificate of Amendment to Certificate of Incorporation filed on
            January 25, 1985, filed as Exhibit 3(C) to the 1994 Form 10-K, which Exhibit is incorporated herein by reference.

4(d)(iv) Certificate of Amendment to Certificate of Incorporation filed on August 19, 1985, filed as Exhibit 3(D) to the 1994 Form 10-K, which
            Exhibit is incorporated herein by reference.

4(d)(v) Certificate of Amendment to Certificate of Incorporation filed on May 27, 1987, filed as Exhibit 3(E) to the 1994 Form 10-K, which
            Exhibit is incorporated herein by reference.

4(d)(vi) Certificate of Amendment to Certificate of Incorporation filed on June 2, 1988, filed as Exhibit 3(F) to the 1994 Form 10-K, which
            Exhibit is incorporated herein by reference.

4(d)(vii)   Certificate of Amendment to Certificate of Incorporation filed on
            March 18, 1991, filed as Exhibit 3(G) to the 1994 Form 10-K, which
            Exhibit is incorporated herein by reference.

4(d)(viii)  Certificate of Amendment to Certificate of Incorporation filed on
            October 10, 1991, filed as Exhibit 4(A) to Form S-2 Registration Statement No. 33-92533, which Exhibit is incorporated herein by reference.

4(d)(ix) Certificate of Amendment to Certificate of Incorporation filed on July 29, 1992, filed as Exhibit 3(H) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992 ("1992 Form 10-K"), which Exhibit is incorporated herein by reference.

4(d)(x) Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed November 5, 1992 as Exhibit 4(D) to the 1992 Form 10-K, which Exhibit is incorporated herein by reference.

4(d)(xi) Certificate of Amendment to Certificate of Incorporation filed on December 6, 1993, filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, which
            Exhibit is incorporated herein by reference.

4(e) By-Laws of the Registrant filed as Exhibit (3)(g) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989, which Exhibit is incorporated herein by reference.

5           Opinion of Frank A. Devine, Esq.

24(a)       Consent of Arthur Andersen LLP

24(b)       Consent of Counsel, contained in the opinion filed as Exhibit 5.1 hereto

25          Power of Attorney (see page 7 of this Registration Statement)


Item 9.       UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act")

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              PROVIDED, HOWEVER, that paragraphs (1) (i) and (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on September 12, 1997.


                                       CHILDREN'S DISCOVERY CENTERS
                                            OF AMERICA, INC.


                                       By:  /s/ R.A. Niglio
                                          ---------------------
                                            R. A. Niglio
                                            Chairman of the Board












    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Richard A. Niglio and Randall A. Truelove, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                              DATE


/s/ R.A. Niglio              Chairman of the Board         September 12, 1997
-----------------------      (principal executive officer)
R. A. Niglio


/s/ Randall J. Truelove      Controller (principal         September 12, 1997
-----------------------      financial and accounting
Randall J. Truelove          officer)


/s/ Mark P. Clein            Director                      September 12, 1997
-----------------------
Mark P. Clein


/s/ Michael J. Connelly      Director                      September 12, 1997
-----------------------
Michael J. Connelly


/s/ Robert E. Kaufmann       Director                      September 12, 1997
-----------------------
Robert E. Kaufmann


/s/ W. Wallace McDowell      Director                      September 12, 1997
-----------------------
W. Wallace McDowell


/s/ Richard A. Niglio        Director                      September 12, 1997
-----------------------
Richard A. Niglio


/s/ Myron A. Wick, III       Director                      September 12, 1997
-----------------------
Myron A. Wick, III


/s/ Elanna S. Yalow          Director                      September 12, 1997
-----------------------
Elanna S. Yalow

                                      EXHIBIT INDEX


    The following is a list of exhibits required by Item 601 of Regulation S-K filed as part of this Registration Statement.

                                                         PAGE NUMBER IN RULE 403
EXHIBIT                                              SEQUENTIAL NUMBERING SYSTEM
NUMBER   DESCRIPTION OF EXHIBIT                      WHERE EXHIBIT CAN BE FOUND


4(a)     The Children's Discovery Centers of America, Inc.'s         ______
         Stock Option Plan (the "Stock Option Plan")

4(b)     Form of Stock Option Agreement (Incentive Option)           ______
         under the Stock Option Plan

4(c) Form of Stock Option Agreement (for non-qualified options) ______ under the Stock Option Agreement

5        Opinion of Frank A. Devine, Esq.                            ______

24(a)    Consent of Arthur Andersen LLP                              ______

24(b)    Consent of Counsel, continued in the opinion filed as
         Exhibit 5 hereto                                            ______